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                                                                    EXHIBIT 99.2

         REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS, ARTHUR ANDERSEN LLP,
                        ON FINANCIAL STATEMENT SCHEDULE


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

To the board of directors of Clarus Corporation and Subsidiaries

We have audited in accordance with generally accepted auditing standards, the consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows of Clarus Corporation (a Delaware corporation) and subsidiaries for the year ended December 31, 1999 included in this Form 10-K and have issued our report thereon dated January 28, 2000. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in Item 14(a) is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/  ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 28, 2000